EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors
Zygo Corporation


     We consent to incorporation by reference in the Registration Statement on Form S-8 of Zygo Corporation of our reports dated August 12, 1994, relating to the consolidated balance sheets of Zygo Corporation and consolidated subsidiary as of June 30, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows and related schedules for each of the years in the three-year period ended June 30, 1994, which reports appear in or are incorporated by reference into the June 30, 1994 annual report on Form 10-K of Zygo Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

     Our reports refer to a change in the Company's method of accounting for investments in 1994 and a change in the Company's method of accounting for income taxes in 1993.




                                                    KPMG PEAT MARWICK LLP


Hartford, Connecticut
August 23, 1995